UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

AXS-ONE INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-26358 (Commission File Number)	13-2966911 (IRS Employer Identification No.)

301 Route 17 North, Rutherford, New Jersey 07070
(Address of principal executive offices, including zip code)

(201) 935-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On April 30, 2008, AXS-One Inc. (the “Company”) entered into a Third Loan Modification Agreement (“Third Modification Agreement”) with Silicon Valley Bank (the “Bank”) to amend and supplement its Second Amended and Restated Loan and Security Agreement dated as of July 18, 2007 between the Company and the Bank, as amended by a First Loan Modification Agreement dated as of November 12, 2007 and a Second Loan Modification Agreement dated as of March 18, 2008 (as amended, the “Loan Agreement”).

The Third Modification Agreement serves to amend the Loan Agreement by: (a) replacing the existing financial covenants with a covenant relating to rolling three-month EBITDA and a covenant regarding minimum liquidity levels, (b) adding a covenant requiring a debt of equity financing in the amount of at least $500,000 not later than July 31, 2008, and (c) waiving an existing covenant default with respect to the Company’s license revenue for the quarter ended March 31, 2008.

The foregoing description of the Third Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the Third Modification Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits – The following exhibit is filed as part of this report:
10.1	Third Loan Modification Agreement dated as of April 30, 2008 by and between the Company and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXS-ONE INC.
Date: May 6, 2008	By:	/s/ Joseph P. Dwyer
Joseph P. Dwyer Executive Vice President, Chief Financial Officer and Treasurer